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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Conoco Inc. dated October 5, 2001 of our report dated February 20, 2001 with respect to the consolidated financial statements of Gulf Canada Resources Limited included in the Current Report on Form 8-K/A Amendment No. 1 of Conoco Inc. dated September 7, 2001 incorporated by reference in such Registration Statement and filed with the United States Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

Calgary, Canada
October 4, 2001                                      Chartered Accountants